                                                                    EXHIBIT 12.1


Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends Intermedia Communications Inc. Private Offering
August-98

                                                                                                      Pro forma(1)
                                                                                                          Year
                                                                                                          Ended
                                                            Years ended December 31,                   December 31,
                                             ------------------------------------------------------
                                                 1993      1994       1995       1996        1997         1997
                                             --------------------------------------------------------------------------
Loss before extraordinary items                (2,074)   (3,067)   (19,157)   (57,198)   (197,289)      (398,499)
Income tax benefit (provision)                  -         -            (97)    -          -                  380
                                             --------------------------------------------------------------------------
Loss before income taxes                       (2,074)   (3,067)   (19,254)   (57,198)   (197,289)      (398,119)
                                             ==========================================================================

Fixed charges:
Interest expensed                                 844     1,219     13,355     35,213      58,744        182,165
Capatalized interest                              213       257        677      2,780       4,654          4,654
Amortization of deferred financing costs           78        69        412      1,252       1,918          1,918
Estimated interest factor on operating
leases                                            313       200        428      1,598       3,286          4,298
Dividends and accretions on redeemable
preferred stock                                     0         0          0          0      43,742         71,850
                                             --------------------------------------------------------------------------
Total fixed charges                             1,448     1,745     14,872     40,843     112,344        264,885
                                             ==========================================================================

Earnings:
Loss before income tax                         (2,074)   (3,067)   (19,254)   (57,198)   (197,289)      (398,119)
                                             --------------------------------------------------------------------------
Fixed charges excluding capatalized
interest and preferred stock dividends          1,235     1,488     14,195     38,063      63,948        188,381
                                             --------------------------------------------------------------------------
Total earnings                                   (839)   (1,579)    (5,059)   (19,135)   (133,341)      (209,738)
                                             ==========================================================================

Ratio of earnings to fixed charges              (0.58)    (0.90)     (0.34)     (0.47)      (1.19)         (0.79)
                                             ==========================================================================

Insufficiency of earnings to cover
fixed charge                                    2,287     3,324     19,931     59,978     245,685        474,623
                                             ==========================================================================

                                                                              Pro forma(1)    Pro forma(2)    Pro forma(2)
                                                   Six Months     Six Months   six months     as adjusted     as adjusted
                                                     Ended          Ended        Ended           Year         Six Months
                                                    June 30,       June 30,     June 30,        Ended           Ended
                                                                                              December 31,     June 30,
                                                     1997            1998        1998            1997            1998
                                                   -----------------------------------------------------------------------
Loss before extraordinary items                     (57,053)        (306,872)  (315,558)        (398,499)       (315,558)
Income tax benefit (provision)                       -               -          -                    380         -
                                                   -----------------------------------------------------------------------
Loss before income taxes                            (57,053)        (306,872)  (315,558)        (398,119)       (315,558)
                                                   =======================================================================

Fixed charges:
Interest expensed                                    21,755           95,147    104,719          182,165         104,719
Capatalized interest                                  1,556            3,650      3,650            4,654           3,650
Amortization of deferred financing costs                451            2,012      2,012            1,918           2,012
Estimated interest factor on operating
leases                                                1,510            4,174      4,298            4,298           4,298
Dividends and accretions on redeemable
preferred stock                                      13,223           37,471     37,471           86,743          44,917
                                                   -----------------------------------------------------------------------
Total fixed charges                                  38,495          142,454    152,150          279,778         159,596
                                                   =======================================================================

Earnings:
Loss before income tax                              (57,053)        (306,872)  (315,558)        (398,119)       (315,558)
                                                   -----------------------------------------------------------------------
Fixed charges excluding capatalized
interest and preferred stock dividends               23,716          101,333    111,029          188,381         111,029
                                                   -----------------------------------------------------------------------
Total earnings                                      (33,337)        (205,539)  (204,529)        (209,738)       (204,529)
                                                   =======================================================================

Ratio of earnings to fixed charges                    (0.87)           (1.44)     (1.34)           (0.75)          (1.28)
                                                   =======================================================================
Insufficiency of earnings to cover
fixed charge                                         71,832          347,993    356,679          489,516         364,125
                                                   =======================================================================

1) Gives historical and proforma effect to the DIGEX, STFI, LDS and National acquisitions as well as the 1997 offerings and the May 1998 offering and the application of the net proceeds therefrom.

2) Gives historical and proforma effect to the acquisitions and offerings noted above as well as the August 1998 offering.